                        [LETTERHEAD: COOPERS & LYBRAND]

                                                                   EXHIBIT 6.1



February 17, 1998

Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C.  20549

Gentlemen:

We have read the statements made by Industrial Imaging Corporation (copy attached), which we understand will be filed with the Commission, pursuant to
Item 4 of Form 8-K, as part of the Company's Form 8-K report for the month of February 1998. We agree with the statements concerning our Firm in such Form 8-K.


Very truly yours,

/s/ Coopers & Lybrand L.L.P.

Coopers & Lybrand L.L.P.